EXHIBIT 10.66
                                                                   -------------

                              SETTLEMENT AGREEMENT

                            AND RELEASE OF ALL CLAIMS

     This Settlement Agreement and Release of All Claims (this "Agreement") is made and entered into as of the date of the parties' signatures noted below, by and between Allen J. Gula, Jr., (hereinafter referred to as "Employee" and Franklin Resources, Inc. together with its subsidiaries, and affiliates, and each of their officers, agents, directors, employees, successors and assigns (hereinafter collectively referred to as the "Company").

                                   WITNESSETH
     WHEREAS, the Company and Employee wish to change the status of Employee's employment with the Company; and

     WHEREAS, Employee does not have pending against the Company or any employee, agent, official, or director of the Company any claim, charge, or action in or with any federal, state, or local court or administrative agency; and
     WHEREAS, the Company does not have any disputes with or claims against the Employee; and

     WHEREAS, Employee and the Company desire to document in writing Employee's revised relationship with the Company and to make clear that there are no disputes, differences, claims or outstanding items arising out of Employee's employment with the Company prior to the Effective Date of this Agreement (as hereinafter defined);

     NOW THEREFORE in consideration of the mutual covenants and promises herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, and to avoid unnecessary litigation, it is hereby agreed by and between the parties as follows:

     FIRST: This Agreement and compliance with this Agreement shall not be construed as an admission by the Company of any liability whatsoever, or as an admission by the Company of any violation of the rights of Employee or any other person, or of the violation of any order, law, statute, duty, or contract whatsoever against Employee or any person. The Company specifically disclaims any liability to Employee or any other person for any alleged violation of the rights of Employee or any other person, or for any alleged violation of any order, law, statute, duty, or contract on the part of the Company, its employees or agents or related companies or their employees or agents.

     SECOND: Employee understands and agrees that he has not executed this Agreement without first having had a full twenty-one (21) days from receipt of this Agreement to consider it and that he did not execute this Agreement without first being advised to consult with an attorney. So long as Employee delivers to the Company an executed copy of this Agreement, and so long as Employee has not exercised his right of revocation as described in paragraph Thirteenth G below,

     A. Employee hereby resigns from all positions as an officer and director of the Company.
     B. The Company agrees to keep Employee as an employee and consultant to the Company and will pay Employee commencing June 1, 2002 and through May 31st, 2004 (the "Employment Term") at an annual pay rate of

          $750,000 per annum, which amount includes salary and housing allowance, subject to normal payroll and benefit withholding and on the same payroll cycle as other employees in the San Mateo location.
     C. The first paycheck to Employee following the Effective date will include retroactive pay for the period from June 1, 2002 to July 1, 2002 to reflect the pay rate provided for above.
     D. During the Employment Term, Employee shall be entitled to the normal benefits and insurance coverage (subject to normal employee paid contributions) for employees at such compensation levels, including medical, dental, vision and life insurance coverage, long term disability, the Company's 401(k)/profit sharing plan (the "Profit Plan") and the Company's 1998 Employee Stock Investment Plan (the "ESIP"). Employee will be entitled to a profit sharing contribution, if one is made for employees generally and a 401(k) matching contribution, if applicable, for the plan years ending September 30, 2002 and September 30, 2003. Provided, however, Employee acknowledges and agrees that no contribution will be made on Employee's behalf to the Profit Plan for the plan year commencing on October 1, 2003 and ending on September 30, 2004. Upon termination of employment on May 31st, 2004 as provided for herein, pursuant to its terms, Employee shall be fully vested in the Profit Plan. Employee shall be entitled to participate in the ESIP through the period ending January 31, 2004, but shall not be entitled to any accelerated vesting of match grants under such plan. Employee shall immediately cease to be a participant in the Company's Annual Incentive Compensation Plan and all other bonus compensation plan arrangements and will not receive any bonus, restricted stock grant option grant or other form of bonus or stock award for the fiscal year ending September 30,

          2002 or thereafter, notwithstanding Employee's participation in any such bonus plans for a portion of the fiscal year ending September 30, 2002.
     E. On the eighth day following the execution of this Agreement by Employee or the next business day following such date, if such date is not a day on which the Company's stock is traded on the New York Stock Exchange (the "Effective Date"), the Company shall cause 10,574 restricted shares of the Company's $.10 par value stock granted to Employee on November 19, 2001 to be vested and transferred to Employee, subject to payment of all applicable taxes by Employee.
     F. On May 31st, 2004, the Company shall cause options held by Employee for 16,666 shares of the Company's $.10 par value Common Stock, which would otherwise have terminated on the termination of Employee's employment with the Company on such date to vest and become immediately exercisable. Such options shall remain exercisable for a ninety (90) day period after May 31st, 2004 in accordance with their existing terms. All other terms and conditions of options held by Employee shall remain in full force and effect and such options, except as otherwise specified above, shall vest and become exercisable in accordance with their existing terms and conditions.
     G. A schedule of Employee's existing stock option grants is attached to this Agreement as Exhibit "A".
     H. Subject to the agreement of Ruby Hill Development Joint Venture, L. P. and affiliated entities to waive their respective rights of first refusal, repurchase and real estate commissions on Lot 1, Tract 6556 in the Ruby Hill residential development (the "Lot") in connection with the purchase by the Company as hereinafter provided for in this subparagraph, the Company shall purchase the Lot from Employee for One Million and

          Fourteen Thousand Dollars ($1,014,000.). Employee will deliver good title to the Lot with no encumbrances, restrictions or liens other than those that Employee took subject to when Employee acquired title to the Lot. Closing costs shall be paid by the Company. Escrow shall close within ten (10) days of the Effective Date of this Agreement. The net proceeds of such purchase, otherwise payable to Employee, shall be paid to the Company as a credit against the Company's existing loan to Employee referenced in Exhibit "B" attached hereto, to reduce the principal balance thereof by such credit amount.
     I. Employee's promissory note to the Company in the original principal sum of One Million Nine Hundred Thousand Dollars ($1,900,000.) shall be amended as set forth in the form attached as Exhibit "B" hereto.
     J. The Company will provide secretarial services to Employee similar to those presently being provided during the Employment Term. The Company will also provide a managers level office to Employee at One Franklin Parkway, San Mateo, California.
     K. Employee shall be entitled to retain his existing cell phone, home computer, printer and ISDN connection to the Company's network and the Company shall pay for the costs of reasonable use thereof during the term of Employee's employment in a manner similar to that presently existing. Employee has already returned and the Company has cancelled, Employee's American Express card and A.T.&T. calling card. Employee represents that he has no other credit cards or Company paid accounts.
     L. Upon the Effective Date, the Company shall make a one-time payment to Employee in the amount of Seven Hundred and Forty-Two Thousand Dollars ($742,000), subject to and net of applicable tax withholding. Employee shall be responsible for the payment of all taxes in connection with the receipt of monies thereunder and shall indemnify and hold the Company harmless from any and all taxes due in connection with the receipt of such payments by Employee. This payment is in lieu of and all obligations of the Company under a Supplemental Executive Retirement Plan for the benefit of Employee effective as of September 1, 1999 shall cease and such plan shall be deemed to be cancelled and of no further force and effect and no payments shall be made either now or in the future to Employee or to any of Employee's beneficiaries under such Plan. This payment shall also be in lieu of any and all other expense reimbursements and payments currently being received by or paid on behalf of Employee.
     M. Upon the termination of Employee's employment as mutually agreed upon herein or the cancellation of benefits provided for in Section Fourth below, the Employee or Employee's spouse, Marilyn B. Gula, as applicable, will have the opportunity at the applicable costs then in effect to continue health benefits (medical, dental and vision) through the Company's standard COBRA arrangements then in effect.

     THIRD: Employee agrees and acknowledges that in course of rendering services to the Company, he has had access to and become acquainted with confidential information about the professional, business and financial affairs of the Company and its clients and may have contributed to such information. Employee recognizes that in order to guard the legitimate interests of the Company, it is necessary to protect all such confidential information, goodwill and reputation. In the course of his service as an executive of the Company, Employee has had access to confidential business documents and information, marketing data and client lists regarding the Company, its information systems, software and related intellectual property developed by the Company. All such information enumerated in the previous sentence shall hereinafter called "Proprietary Information". Proprietary Information shall not include information that becomes generally available to the public other than as a result of a disclosure directly or indirectly by Employee. Employee shall not at any time, whether during the Employment Term or thereafter, disclose directly, directly or indirectly any Proprietary Information, unless specifically required to by law or regulation and only after obtaining the written opinion of counsel that such disclosure is required and only after having notified the Company as far in advance of such proposed disclosure as is feasible.

     FOURTH: If during the Employment Term, Employee without the express written consent of the Company, which may be granted or withheld in its sole discretion, accepts employment or compensation from or perform services of any nature for any business enterprises other than the Company; the salary payments by the Company to Employee provided for in Section Second B shall be reduced by Fifty Percent (50%) effective as of the date such employment or compensation payments commence. The benefits provided for in Sections Second J and K shall also cease effective as of the commencement of such employment or compensation. All other rights and benefits provided for in this Agreement shall remain in full force and effect. Notwithstanding the foregoing, nothing in this Agreement shall cause the reduction of payments and benefits provided for above solely as a result of Employee's service on the boards of other corporations and organizations, whether paid or so long as such service is in the form of a normal board of directors or advisory panel part-time service and is not the equivalent of full time employment.

     FIFTH: During the Employment Term and for a period of one (1) year thereafter, Employee shall not directly or indirectly, by use of an executive recruiter or otherwise (i) induce or attempt to induce any employee of the Company or any person who has been employed by the Company within a six month period of such employment to leave the employ of the Company, to become employed by a person or entity with whom Employee is in any way associated or affiliated or in any other manner, directly or indirectly interfere with the relationship between the Company and any employee thereof.

     SIXTH: If Employee dies prior to the end of the Employment Term, the following shall occur:
          a) all monies not as yet paid and otherwise payable to Employee as salary during the remaining period of the Employment Term shall be accelerated and paid to Marilyn B. Gula (or to Employee's estate in the event that Marilyn B. Gula pre-deceases Employee), subject to applicable withholding;
          b)   no further office or secretarial services will be provided;
          c) employee's cell phone account will be terminated and the phone returned to the Company and the ISDN connection to the Company's network will no longer be provided by the Company;
          d) any outstanding options previously granted to Employee shall immediately vest and be exercisable in accordance with their terms;

          e) Employee's beneficiaries shall be eligible for Cobra benefits as well as payments under the Profit Plan, the ESIP and the Company's life, health and other benefit programs in which Employee was a participant in accordance with their respective terms. In addition, during the period from the date of Employee's death until what would otherwise have been the end of the Employment Term, the Company shall pay the cost of Cobra benefits for Marilyn B. Gula.

     SEVENTH: During the Employment Term, Employee shall be available for limited consultation by the Company at such times as are mutually convenient for Employee and the Company and which do not unreasonably interfere with Employee's other activities, including assistance in the health care of Marilyn B. Gula. It is the intent of the parties that such consulting services required to be rendered by the Employee shall be limited in scope and nature. Such services are not in any way intended to be the equivalent of full-time employment. All payments and benefits otherwise payable under this Agreement shall be made in the manner provided for herein even in the event of a disability of Employee's making it impossible for the consulting services to be provided for herein to be rendered by Employee.

     EIGHTH: Employee represents that he has not filed any complaints, claims, or actions against the Company, its officers, agents, directors, supervisors, employees, or representatives with any state, federal, or local agency or court and, except as otherwise provided by law, that he will not do so at any time hereafter.

     NINTH: Employee agrees that he will keep the fact, terms, and amount of this Agreement completely confidential and that he will not hereafter disclose any information concerning this Agreement to anyone, provided that any party hereto may make such disclosures as are required by law and as are necessary for legitimate law enforcement or compliance purposes.

     TENTH: The parties hereto hereby agree that the parties hereby waive all rights under section 1542 of the Civil Code of the State of California. Section 1542 provides as follows:

     A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     ELEVENTH: Notwithstanding the provisions of section 1542 of the Civil Code of the State of California, Employee hereby irrevocably and unconditionally releases and forever discharges the Company and each and all of its officers, agents, directors, supervisors, employees, representatives, and their successors and assigns and all persons acting by, through, under, or in concert with any of them from any and all charges, complaints, claims, and liabilities of any kind or nature whatsoever, known or unknown, suspected or unsuspected (hereinafter referred to as "claim" or "claims") which Employee at any time heretofore had or claimed to have or which Employee may have or claim to have regarding events that have occurred as of the date of this Agreement, including, without limitation, any and all claims related or in any manner incidental to Employee's employment with the Company or his termination therefrom. It is expressly understood by Employee that among the various rights and claims being waived in this release are those arising under the Age Discrimination in Employment Act of 1967 (29 U.S.C. ss.621, et seq.).

     TWELVTH: The parties understand the word "claims" to include all actions, claims, and grievances, whether actual or potential, known or unknown, and specifically but not exclusively all claims arising out of Employee's employment with the Company and his termination. All such claims (including related attorneys' fees and costs) are forever barred by this Agreement and without regard to whether those claims are based on any alleged breach of a duty arising in contract or tort or any alleged unlawful act, including, without limitation, age discrimination as well as any other claim or cause of action, regardless of the forum or form in which it might be brought.

     THIRTEENTH: Employee understands and agrees that he:
     A. Has been offered a full twenty-one (21) days within which to consider this Agreement before executing it.
     B. Has carefully read and fully understands all of the provisions of this Agreement.
     C. Is, through this Agreement, releasing the Company from any and all claims he may have against the Company.
     D. Knowingly and voluntarily agrees to all of the terms set forth in this Agreement.
     E.   Knowingly and voluntarily intends to be legally bound by the same.
     F. Was advised and hereby is advised in writing to consider the terms of this Agreement and consult with an attorney of his choice prior to executing their Agreement.
     G. Has a full seven (7) days following the execution of this Agreement to revoke this Agreement and has been and hereby is advised in writing that this Agreement shall not become effective or enforceable until the revocation period has expired.

     H. Understands that rights or claims under the Age Discrimination in Employment Act of 1967 (29 U.S.C. ss.621, et seq.) that may arise after the date this agreement is executed are not waived.
     I. Employee agrees that he will neither seek nor accept employment with the Company in the future and that the Company is entitled to reject any application for employment with the Company made by Employee.

     FOURTEENTH: The parties hereto represent and acknowledge that in executing this Agreement they do not rely and have not relied upon any representation or statement made by any of the parties or by any of the parties' agents, attorneys, or representatives with regard to the subject matter, basis, or effect of the Agreement or otherwise, other than those specifically stated in this written Agreement.

     FIFTEENTH: This agreement shall be binding upon the parties hereto and upon their heirs, administrators, representatives, executors, successors, and assigns, and shall inure to the benefit of said parties and each of them and to their heirs, administrators, representatives, executors, successors, and assigns. Employee expressly warrants that he has not transferred to any person or entity any rights, causes of action, or claims released in the Agreement.

     SIXTEENTH: Should any provision of this Agreement be declared or be determined to be illegal, invalid, or unenforceable, the legality, validity, and enforceability of the remaining parts, terms, or provision shall not be affected thereby, and said illegal, unenforceable, or invalid part, term or provision shall be deemed not to be a part of this Agreement.

     SEVENTEENTH: This Agreement sets forth the entire agreement between the parties hereto and fully supersedes any and all prior agreements or understandings, written or oral, between the parties hereto pertaining to the subject matter hereof.

     EIGHTEENTH: This Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against any of the parties hereto.

     NINETEENTH: It is further understood and agreed that if, at any time, a violation of any term of this Agreement is asserted by any party, hereto, that party shall have the right to seek specific performance of that term and/or any other necessary and proper relief, including but not limited to damages, and the prevailing party shall be entitled to recover its reasonable cost and attorneys' fees.

Dated:  July 8, 2002                /s/ Allen J. Gula, Jr.
      --------------                    ------------------
                                        Allen J. Gula, Jr.


Dated:  July 8, 2002                Franklin Resources, Inc.
      --------------

                                    By: Charles E. Johnson
                                        ------------------
                                        Charles E. Johnson
                                        Member, Office of the President



I have reviewed the provisions of the above agreement and hereby consent thereto.

Dated:  July 8, 2002                /s/ Marilyn Barry Gula
      ---------------               -----------------------
                                        Marilyn Barry Gula

          EXHIBIT "A" TO SETTLEMENT AGREEMENT AND RELEASE OF ALL CLAIMS

                                     TABLE I

The following options are not yet exercisable but will become exercisable during the Employment Term in accordance with their existing terms as shown below and will remain exercisable for a period of Ninety (90) days after the Employment Term.

------------------- ----------------- ----------------- ---------------- -----------------
    GRANT DATE        GRANT PRICE     NUMBER OF SHARES    EXERCISABLE    EXPIRATION DATE
                                                             DATE
------------------- ----------------- ----------------- ---------------- -----------------

     09/15/99           $30.8750           1,079            8/30/02          8/29/04
------------------- ----------------- ----------------- ---------------- -----------------
     09/15/99           $30.8750           15,587           8/30/02          8/29/04
------------------- ----------------- ----------------- ---------------- -----------------
     11/21/00           $37.5000           1,632            9/30/02          8/29/04
------------------- ----------------- ----------------- ---------------- -----------------
     11/21/00           $37.5000           1,632            9/30/03          8/29/04
------------------- ----------------- ----------------- ---------------- -----------------
     11/21/00           $37.5000           26,035           9/30/02          8/29/04
------------------- ----------------- ----------------- ---------------- -----------------
     11/21/00           $37.5000           26,034           9/30/03          8/29/04
------------------- ----------------- ----------------- ---------------- -----------------
     12/15/00           $34.5000           25,000           9/30/02          8/29/04
------------------- ----------------- ----------------- ---------------- -----------------
     12/15/00           $34.5000           25,000           9/30/03          8/29/04
------------------- ----------------- ----------------- ---------------- -----------------
     11/19/01           $37.3800           16,667           9/30/02          8/29/04
------------------- ----------------- ----------------- ---------------- -----------------
     11/19/01           $37.3800           16,667           9/30/03          8/29/04
------------------- ----------------- ----------------- ---------------- -----------------


                                    TABLE II

The following option grant is not yet exercisable but will, as a result of action of the Compensation Committee of the Board of Directors of Franklin Resources Inc., become exercisable on May 31, 2004 and will remain exercisable for a period of Ninety (90) days after the Employment Term.

------------------- ----------------- ----------------- ---------------- -----------------
    Grant Date        Grant Price     Number of Shares    Exercisable    Expiration Date
                                                             Date
------------------- ----------------- ----------------- ---------------- -----------------

     11/19/01           $37.3800           16,666           5/31/04          8/29/04
------------------- ----------------- ----------------- ---------------- -----------------


          EXHIBIT "B" TO SETTLEMENT AGREEMENT AND RELEASE OF ALL CLAIMS

                     AMENDMENT NUMBER ONE TO PROMISSORY NOTE

THIS Amendment Number One To Promissory (this "Amendment") is entered into by and between FRANKLIN RESOURCES, INC. ("Lender") and ALLEN J. GULA and MARILYN BARRY GULA ("BORROWERS") as of this 8 day of July, 2002.

                                    RECITALS

A. Borrowers are indebted to Lender under the terms of a promissory note ("Note") executed by Borrowers in favor of Lender dated May 8, 2001, in the original principal sum of U.S. One Million Nine Hundred Thousand and 00/100 Dollars ($1,900,000.00)

B. Borrowers' obligations under the Note are secured by a deed of trust ("Deed of Trust") given by Borrowers in favor of Lender dated May 8, 2001 granting a lien of first priority on the real property located at 804 Corriente Point Drive, Redwood City, California.

C. For consideration given by Lender, the receipt of which is hereby acknowledged, Borrowers agree to amend the terms of the Note in order to: (1) provide for a new Maturity Date of May 31st, 2004; and (2) to cancel Lender's' remaining obligations to reduce the outstanding principal balance owing on the Note.

NOW THEREFORE, Borrowers and Lender agree as follows:

1. The above recitals are incorporated herein by this reference and represent the understandings and agreements of the parties. All capitalized terms not otherwise defined in this amendment shall have the meaning given such terms in the Note.

2. The third paragraph of Section 3(A) of the Note shall be amended in its entirety to read as follows:

     "All amounts of principal and accrued by unpaid interest owing under the terms of this Note shall be due and payable on May 31st, 2004 (which date is called the "Maturity Date").

3.  Paragraph 3(B)(iii) is deleted in its entirety.

4. Except as specifically amended herein, all other terms and conditions of the Note and Deed of Trust remain unchanged and are hereby reaffirmed.

IN WITNESS WHEREOF, Lender and Borrowers have executed this Amendment as of the date first above written.

FRANKLIN RESOURCES, INC.


By:
      /s/ Charles E. Johnson
      ----------------------
      Charles E. Johnson
      Member, Office of the President

/s/ Allen J. Gula, Jr.                   /s/ Marilyn Barry Gula
----------------------------------       ----------------------------------
         ALLEN J. GULA, JR.                  MARILYN BARRY GULA